SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2006
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey (Address of principal executive offices)	07719 (Zip Code)
(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURE

Item 8.01. Other Events.
New Jersey Natural Gas (“NJNG”), a subsidiary of the Registrant, and South Jersey Gas Company have entered into a stipulation (the “Stipulation”) with the staff of the Board of Public Utilities (“BPU”) which recommends to the Commissioners of the BPU approval of a three-year pilot for a Conservation Incentive Program (“CIP”), previously referenced as the Conservation and Usage Adjustment (“CUA”). The proposal is designed to decouple the link between customer usage and NJNG’s utility gross margin to allow NJNG to encourage its customers to conserve energy. Under the Stipulation, the existing Weather Normalization Clause would be replaced with the CIP tracking mechanism which addresses margin variations related to both weather and customer usage. Furthermore, NJNG shall initiate programs to further customer conservation efforts. It is expected that the Stipulation will be considered by the Commissioners of the BPU on October 12, 2006. The final approval of the CIP is in the discretion of the Commissioners of the BPU and the Registrant can provide no assurance that the Commissioners of the BPU will adopt the Stipulation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: October 5, 2006	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President, Chief Financial Officer and Treasurer